Exhibit 99.1

Calidi Biotherapeutics Reports Second Quarter 2026 Financial Results and Recent Business Highlights

-	Received positive pre-IND feedback from the U.S. FDA for CLD-401, indicating agreement on the current development strategy toward a first-in-human study targeting first patient dosing in Q1 2027

-	Showcased the versatility of its RedTail platform at the 2026 ASCO Annual Meeting with new CLD-501 data demonstrating the simultaneous in situ delivery of a TROP-2-targeted tumor-localized T-cell engager (TCE) alongside a T-cell amplifier; the Company is also advancing its EpCam-targeted in situ TCE program, representing an important advancement of the RedTail platform

-	Strengthened its Board of Directors with the addition of Corsee Sanders, Ph.D., former executive of Genentech/Roche and Celgene

-	Reduced general and administrative expenses by $1.5 million, or 48%, in the second quarter of 2026 versus the same period in the prior year

SAN DIEGO, August 13, 2026 - Calidi Biotherapeutics, Inc. (NYSE American: CLDI) (“Calidi” or the “Company”), a biotechnology company pioneering the development of targeted genetic medicines, today reported financial and operating results for the three months ended June 30, 2026, and reviewed recent business highlights.

“Throughout the second quarter, Calidi continued to advance its RedTail platform and redefine the potential of oncolytic viruses and genetic medicine,” said Eric Poma, Ph.D., Calidi Biotherapeutics CEO. “We anticipate CLD-401, the lead drug candidate from our RedTail platform, entering the clinic during the first quarter of 2027. In addition, we have expanded what the RedTail platform can do with our new approach of in situ T-cell engagers.”

Second Quarter 2026 and Recent Business Developments

●	In the pre-IND meeting, the FDA and Calidi agreed on key aspects of the CMC and non-clinical programs, and the FDA provided feedback on the overall design for the proposed first-in-human clinical study. This pre-IND (Type B) interaction builds upon the engagement and alignment achieved through early scientific advice as part of a Type D interaction with the FDA.

●	Presented preclinical data at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting on CLD-501, the lead compound from Calidi’s in situ TCE approach. CLD-501 is a systemically delivered virotherapy designed to selectively target tumors and simultaneously enable the high-level in situ expression of a TROP-2 TCE and IL-15 superagonist (IL-15 SA). The Company also presented preclinical data on CLD-401, its lead program. CLD-401 is a systemically delivered virotherapy designed to selectively target tumors and enable high-level expression of IL-15 SA, a known T- and NK-cell activator, driving profound immune changes in the tumor microenvironment, including the recruitment and activation of NK, NK-T, and gamma delta (γδ) T-cells that lead to a robust therapeutic response in immunocompetent animal models.

●	Strengthened its Board of Directors with the addition of Corsee Sanders, Ph.D. Dr. Sanders served as strategic advisor to Celgene’s Chief Medical Officer following Celgene’s acquisition of Juno where she was an Executive Vice President of Development Operations. She also served as Transition Advisor to Bristol Myers Squibb following its acquisition of Celgene. Dr. Sanders held numerous leadership positions over the course of 23 years at Genentech/Roche, including Senior Vice President, Global Head of Clinical Operations and Industry Collaboration.

●	Reduced general and administrative expenses by $1.5 million, or 48%, in the second quarter of 2026 compared with the same period in 2025. The Company will continue its tight focus on expense management to ensure sufficient capital to advance its pipeline

Second Quarter 2026 Financial Results

Calidi reported a net loss attributable to common stockholders of $4.2 million, or $2.94 per share, for the second quarter of 2026, compared with a net loss attributable to common stockholders of $5.7 million, or $31.75 per share, for the same period in 2025. Prior-period share and per-share amounts have been adjusted to reflect the Company’s 1-for-16 reverse stock split completed in July 2026.

Research and development expenses were $2.6 million for the second quarter of 2026, unchanged from the second quarter of 2025.

General and administrative expenses were $1.6 million for the second quarter of 2026, compared with $3.1 million for the comparable period in 2025.

The Company had $4.1 million in cash and $0.2 million in restricted cash as of June 30, 2026, compared with $5.6 million in cash and $0.2 million in restricted cash as of December 31, 2025.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The Company’s proprietary RedTail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent genetic medicine(s) to metastatic locations.

CLD-401, the lead candidate from the RedTail platform, currently in IND-enabling studies, targets metastatic non-small cell lung cancer, head and neck cancer, and other tumor types with high unmet medical need. Calidi continues to advance its pipeline utilizing the RedTail platform including its novel approach to incorporate in situ T-cell engagers in solid tumors.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com or view Calidi’s Corporate Presentation here.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the Company’s plans strategies, priorities and key operational initiatives for fiscal year 2026 and 2027, including the Company’s plan to dose the first patient in a phase 1 trial in Q1 2027, statements concerning key milestones, including certain pre-clinical data, planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates; and, with respect to the Company’s fiscal year 2026 and 2027 initiatives, including the timing and ability to open a phase 1 clinical study in Q1 2027, the risk that actual results may differ materially due to, among other things, the timing, cost and results of research and development activities and preclinical studies; interactions with, and the timing and substance of feedback from, regulatory authorities (including that any preliminary interactions with the FDA may not be indicative of future outcomes or regulatory success); changes in applicable laws or regulations; manufacturing and supply chain matters; the availability of capital and other resources; and changes in business, market, economic or competitive conditions. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 27, 2026, as may be amended or supplemented by other reports we file with the SEC from time to time. We disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Investors Contact:

IR@calidibio.com

Media Contact:

PR@calidibio.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$4,071	$5,600
Prepaid expenses and other current assets	1,357	656
Total current assets	5,428	6,256
NONCURRENT ASSETS
Machinery and equipment, net	775	781
Operating lease right-of-use assets, net	992	1,682
Other noncurrent assets	9	138
TOTAL ASSETS	$7,204	$8,857
LIABILITIES AND TOTAL EQUITY
CURRENT LIABILITIES
Accounts payable	$930	$595
Related party accounts payable	—	18
Accrued expenses and other current liabilities	1,131	1,276
Related party accrued expenses and other current liabilities	—	530
Finance lease liability, current	167	111
Operating lease right-of-use liability, current	1,009	1,405
Total current liabilities	3,237	3,935
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	5	277
Finance lease liability, noncurrent	161	171
Promissory note	600	600
Warrant liability	63	107
Related party warrant liability	5	8
TOTAL LIABILITIES	4,071	5,098
TOTAL EQUITY	3,133	3,759
TOTAL LIABILITIES AND TOTAL EQUITY	$7,204	$8,857

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
	(Unaudited)
OPERATING EXPENSES
Research and development	$2,558	$2,593
General and administrative	1,592	3,071
Total operating expense	4,150	5,664
Loss from operations	(4,150)	(5,664)
OTHER INCOME (EXPENSE), NET
Interest expense	(29)	(29)
Interest expense – related party	(6)	(23)
Change in fair value of other liabilities and derivatives	(1)	(18)
Change in fair value of other liabilities and derivatives – related party	—	(1)
Other income (expense), net	31	(22)
Total other expense, net	(5)	(93)
LOSS BEFORE INCOME TAXES	(4,155)	(5,757)
Income tax provision	(5)	(4)
NET LOSS	$(4,160)	$(5,761)
Net loss attributable to noncontrolling interest	—	(46)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(4,160)	(5,715)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(4,160)	(5,715)
Net loss per share; basic and diluted	$(2.94)	$(31.75)
Weighted average common shares outstanding; basic and diluted	1,416	180

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